Exhibit 99.1

Bulldog Technologies Signs Distribution Agreement

with Logessa S.A. of Chile

Leading Chilean Transportation Provider Submits Purchase Order for Multiple BOSSTM Products for Immediate Distribution to Prevent Cargo Theft Throughout Country’s Supply Chain

RICHMOND, British Columbia, May 31, 2005 – Bulldog Technologies Inc. (OTCBB: BLLD), a leading provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, today announced it has signed Logessa S.A. as its principal distribution partner in Chile. Logessa S.A., a leading warehouse, logistics and inland transportation company, has signed a purchase agreement for Bulldog’s proprietary BOSSTM products for immediate distribution throughout Chile.

Under the purchase order agreement, Logessa S.A., based in Santiago, Chile, will implement three of Bulldog’s BOSSTM products: 1) RoadBOSSTM, a portable seal/sensor used for monitoring trailers and containers at any time during the supply chain and delivery process 2) YardBOSSTM, a security seal/sensor designed to protect loaded containers/trailers while stored in yards that provides the ability to monitor door seal integrity and any trailer movement, and 3) TankerBOSSTM, an electronic security solution that simultaneously monitors internal fluid levels and all ingress and egress points on tanker trucks.

“Chile is an economically strong and stable country with a yearly average of 600,000 containers moving through ports and throughout the supply chain. As a major transporter of hazardous material and high value raw materials, we must ensure tight security of these high value shipments. Bulldog Technologies provides the wireless security solutions we need to prevent the theft and leakage of goods in transit throughout our supply chain,” said Juan Pablo Vargas, owner and director of Logessa S.A.

After attending training sessions at Bulldog’s Richmond offices earlier this year, Logessa initiated a marketing campaign featuring Bulldog’s BOSSTM product line. Additionally, Logessa plans to bring Bulldog’s MiniBOSSTM, a covert cellular-based asset tracking, monitoring and recovery device, to the Chilean market.

“Logessa has seen first hand the value of Bulldog’s solutions and will benefit from the added security and revenue protection that our advanced technology provides,” said John Cockburn, President and Chief Executive Officer of Bulldog Technologies. “Latin America is a burgeoning market for our proprietary solutions and Logessa is an aggressive distributor who we are particularly pleased to sign on as our latest customer. We believe our relationship with Logessa will bring significant revenue opportunities to Bulldog as we continue to rollout our unique BOSSTM product line to an expanding customer base in key target markets.”

About Logessa S.A.

Logessa S.A. is a private logistics operator, based in Santiago, Chile, oriented to the integral solution of storage and warehousing. With operations countrywide, the company owns trucks, warehouses and has a civil engineering department in charge of research and investigation in Marine Terminal Facilities Logistics. Logessa main activities are warehousing, logistics, import export brokering, hazardous products handling and warehousing, inland terrestrial transportation, transportation of copper concentrates and book distribution. In an effort to expand its applications, Logessa has initiated a security tracking business based on its strategic partnership with Bulldog Technologies.

About Bulldog Technologies

Bulldog Technologies Inc. is a leading provider of wireless security solutions and sensor networks.  The Company researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSSTM (Bulldog Online Security Solution) devices and solutions for use in the supply chain focusing on the cargo transportation and storage industry.

Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable cargo during the transport, storage and delivery supply chain process.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Contact Information:

Investor Relations

Todd Fromer/Michael Cimini

KCSA Worldwide

(212) 896-1215 / (212) 896-1233

tfromer@kcsa.com / mcimini@kcsa.com
800 Second Avenue, 5th Floor

New York, NY 10017

Press Contact
Jan Roscovich
Bulldog Technologies Inc.
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DVS undertakes no obligation to update such statements.